Exhibit 4.28

                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT
                               ------------------

     THIS PURCHASE AGREEMENT is made as of the 26th day of February, 1998, by and among Meditrust Corporation (the "REIT"), a Delaware corporation, Meditrust Operating Company, a Delaware Corporation (the "OPCO") (the REIT and the OPCO, each a "Company" and together the "Companies"), Merrill Lynch International ("MLI"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent acting for the account of MLI ("Merrill Lynch" and, collectively with MLI, the "Merrill Lynch Parties").

     IN CONSIDERATION of the mutual covenants contained in this Purchase Agreement, the Companies and the Merrill Lynch Parties hereby agree as follows:

     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Purchase Agreement, the REIT has authorized the sale to MLI of 8,500,000 shares of Class A Non-Voting Convertible Common Stock, $.10 par value per share, of the REIT (the "REIT Shares") and the OPCO has authorized the sale to MLI of 8,500,000 shares of Class A Non-Voting Convertible Common Stock, $.10 par value per share, of the OPCO (the "OPCO Shares"), which REIT Shares and OPCO Shares are paired as a unit consisting of one (1) REIT Share and one (1) OPCO Share (hereinafter each such paired unit is referred to as a "Paired Share" and the Paired Shares referred to in this sentence are herein called the "Purchase Shares")). The REIT Shares will be converted on the earlier of (i) the next Business Day (as defined below) following the date on which the shareholders of the Companies shall have approved the merger transaction among La Quinta Inns, Inc. and the Companies and (ii) the date of any termination of the related merger agreement (the "Conversion Date") into shares of common stock, par value $0.10 per share, of the REIT ("Voting REIT Shares"), and the OPCO Shares will be converted on the Conversion Date into shares of common stock, par value $0.10 per share, of the OPCO ("Voting OPCO Shares"). Voting REIT Shares and Voting OPCO Shares will be paired and traded as a unit consisting of one (1) Voting REIT Share and one (1) Voting OPCO Share (hereinafter each such paired unit is referred to as a "Voting Paired Share"). In addition, the REIT and the OPCO may issue to MLI additional Voting Paired Shares in settlement of certain of their obligations under that certain Purchase Price Adjustment Mechanism Agreement (the "Adjustment Agreement"), dated as of February 26, 1998, between the REIT, the OPCO and MLI (the "Additional Shares"). The Companies and the Merrill Lynch Parties agree, to the extent relevant to their respective business and commercial activities and in the absence of an administrative determination or judicial ruling to the contrary, to treat for United States federal income tax and financial accounting purposes payments and deliveries made under the Adjustment Agreement as adjustments to the purchase price paid for the Purchase Shares pursuant to Section 2 hereof. The Voting Paired Shares and the Additional Shares are hereinafter collectively called the "Shares". After the Conversion Date, references to "Paired Shares" in this Agreement shall mean Voting Paired Shares that have been issued upon the conversion of Paired Shares.


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     SECTION 2. Agreement to Sell and Purchase the Purchase Shares. Subject to
the terms and conditions of this Purchase Agreement, on the Closing Date (as defined in Section 3 hereof), the Companies will sell to MLI the Purchase Shares for a per Paired Share purchase price equal to 98.00% of the Closing Price. The "Closing Price" shall equal the closing price reported on the New York Stock Exchange for a Voting Paired Share on February 19, 1998.

     SECTION 3. Delivery of the Purchase Shares at the Closing.

     3.1. Closing. The completion of the purchase and sale of the Purchase Shares (the "Closing") shall occur as soon as practicable on or after the date hereof on a business day to be agreed upon by the Companies and the Merrill Lynch Parties, but in no event later than five business days after the execution of this Purchase Agreement (hereinafter, the "Closing Date").

     3.2. Conditions. At Closing, the Companies shall deliver to the Merrill Lynch Parties one or more stock certificates registered in the name of MLI representing the number of Purchase Shares set forth in Section 1 above.

     The obligation of the Companies to complete the purchase and sale of the Purchase Shares and deliver such stock certificate(s) to the Merrill Lynch Parties at the Closing shall be subject to the following conditions, any one or more of which may be waived by both of the Companies acting together: (i) receipt by the Companies of Federal Funds (or other mutually agreed upon form of payment) in the full amount of the purchase price for the Purchase Shares being purchased hereunder, (ii) the accuracy in all material respects as of the Closing Date, of the representations and warranties made by the Merrill Lynch Parties herein and the fulfillment, in all material respects, of those undertakings of the Merrill Lynch Parties to be fulfilled prior to the Closing,
(iii) execution and delivery of the Adjustment Agreement, (iv) receipt by the Companies of a cross-receipt with respect to the Purchase Shares executed by Merrill Lynch on behalf of MLI and (v) receipt by the Companies of a certificate by an officer or authorized representative of Merrill Lynch to the effect that the representations and warranties of the Merrill Lynch Parties set forth in
Section 5 hereof are true and correct as of the date of this Agreement and as of the Closing Date.

     The obligation of MLI to accept delivery of such stock certificate(s) and to pay for the Purchase Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Merrill Lynch Parties: (i) the accuracy in all material respects, as of the Closing Date, of the representations and warranties made by the Companies herein and the fulfillment, in all material respects, of those undertakings of the Companies to be fulfilled prior to the Closing, (ii) receipt by the Merrill Lynch Parties of all opinions, letters and certificates to be delivered by the Companies pursuant to this Purchase Agreement, (iii) execution and delivery of the Adjustment Agreement, and (iv) receipt by the Merrill Lynch Parties of a cross-receipt with respect to the purchase price for the Purchase Shares executed by the Companies.


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     SECTION 4. Representations, Warranties and Covenants of the Companies.
Except as disclosed in the reports, schedules, forms, statements and other documents which have been filed with the Commission (as defined below) on or before November 5, 1997 by Meditrust Corporation on prior to its merger with and into Santa Anita Enterprises, Inc. pursuant to the Exchange Act (as defined below) or in the Companies' SEC Filings (as defined below), the REIT and the OPCO, jointly and severally, hereby represent and warrant to the Merrill Lynch Parties, and covenant with the Merrill Lynch Parties, as follows:

     4.1. Organization and Qualification of the Companies. The REIT has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware with power and authority to own and lease its properties and to conduct its business as currently conducted. The REIT is duly qualified as a corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing or managing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries (as defined below) of the Companies considered as one enterprise. The OPCO has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own and lease its properties and to conduct its business as currently conducted. The OPCO is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing or managing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise. Entities in which the Companies directly or indirectly have at least a 50% ownership interest are herein referred to as the "Subsidiaries," and each individually, as a "Subsidiary."

     4.2. Organization and Qualification of Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited partnership, or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of organization, with full power and authority to own, lease and operate its properties and to conduct the business in which it currently is engaged. Each of the Subsidiaries is duly qualified as a foreign corporation, limited partnership, or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise. All of the issued and outstanding shares of capital stock of each of the corporate Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. The ownership by the Companies or the Subsidiaries of the shares of capital stock

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or limited partnership or equity interests, as the case may be, of each of the
Subsidiaries is as described in the Companies' SEC Filings.

     4.3. Authorized Capital Stock. The REIT has 306,000,000 authorized shares consisting of 270,000,000 REIT shares par value $0.10 per share, 6,000,000 shares of preferred stock, par value $0.10 per share, and 30,000,000 shares of series common stock, par value $0.10 per share. The OPCO has 306,000,000 authorized shares, consisting of 270,000,000 OPCO shares, par value $0.10 per share, 6,000,000 shares of preferred stock, par value $0.10 per share, and 30,000,000 shares of series common stock, par value $0.10 per share. As of December 31, 1997, there were 88,127,925 Paired Shares outstanding, 4,331,396 REIT shares and 4,086,256 OPCO shares were reserved for issuance pursuant to equity plans filed pursuant to the Companies' SEC Filings (as defined below). The issued and outstanding Paired Shares of the Companies have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof in the Companies' SEC Filings. Other than as described in the Companies' SEC Filings, the REIT does not have outstanding any options to purchase, or other rights to subscribe for or purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the REIT's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder in the Companies' SEC Filings accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     4.4. Issuance, Sale and Delivery of the Shares. The Purchase Shares to be sold by the Companies have been duly authorized for issuance and, when issued, delivered and paid for in the manner set forth in this Purchase Agreement, will be validly issued, fully paid and non-assessable. The Additional Shares have been duly authorized and, if and when issued pursuant to the Adjustment Agreement, will be validly issued, fully paid and non-assessable, Upon payment of the purchase price and delivery of the Shares in accordance with this Agreement, MLI will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims. No approval of or authorization by the respective shareholders or boards of directors of the Companies will be required for the issuance and/or sale of the Shares to be sold by the Companies as contemplated herein or in the Adjustment Agreement, except such as shall have been obtained on or before the Closing Date. The issuance and/or sale of the Shares to the Merrill Lynch Parties by the Companies pursuant to this Purchase Agreement or the Adjustment Agreement (as the case may be), the compliance by the Companies with the other provisions of this Purchase Agreement or the Adjustment Agreement and the consummation of the other transactions contemplated hereby or thereby do not require the consent, approval, authorization, registration or qualification of or with any court, governmental authority or agency, except such as shall have been obtained on or before the Closing Date or in connection with any Resale Registration Statement filed with respect to any of the Shares.

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The Companies meet and will continue to meet the requirements for use of Form
S-3 under the Securities Act, and the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act (the "1933 Act Regulations"). The Companies have filed and will file all documents which they are required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (the "1934 Act Regulations") within the time periods prescribed by the Exchange Act and the 1934 Act Regulations since December 31, 1996 and all such documents (collectively, together with the Companies' registration statements filed under the Securities Act which have been declared effective since November 5, 1997 and have not been withdrawn, the "Companies' SEC Filings") comply and will comply in all material respects with the requirements of the Exchange Act and the 1934 Act Regulations, as applicable, and none of such documents, when so filed, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Resale Registration Statement filed in respect of any of the Shares, when so filed, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.5. Due Execution, Delivery and Performance by the Company. Each of the Companies has full right, power and authority to enter into this Purchase Agreement and the Adjustment Agreement and perform the transactions contemplated hereby and thereby. This Purchase Agreement and the Adjustment Agreement have been duly authorized, executed and delivered by the Companies. The execution and delivery of the Purchase Agreement and the Adjustment Agreement by the Companies and the consummation of the transactions and the performance of the obligations herein and therein contemplated will not violate any provision of the certificate of incorporation, bylaws, or other organizational documents of the Companies, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, credit agreement, lease, franchise, license, indenture, note, permit or other instrument to which either Company is a party or by which either Company or its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to either Company or any of its respective properties other than violations, conflicts, breaches or defaults that individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Purchase Agreement, the Adjustment Agreement or the consummation of the transactions contemplated hereby or thereby, except in connection with the filing of any Resale Registration Statements pursuant to Section 7 below or for compliance with the blue sky laws applicable to the offering of the Shares.

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     4.6. Accountants. The Companies' independent certified public accountants, who have expressed their opinion with respect to the Most Recent Financial Statements (as defined below) are independent accountants as required by the Securities Act and the 1933 Act Regulations.

     4.7. No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise, none of the Companies nor any Subsidiary is in violation or default of any provision of its declaration of trust, charter or bylaws, or other organizational documents, and none of the aforementioned parties is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, credit agreement, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound.

     4.8. No Actions. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Companies, threatened against or affecting either Company or any Subsidiary, any real property or improvements thereon owned or leased by any of either Company or the Subsidiaries, including any property underlying indebtedness held by the Companies (each, individually, a "Property" and collectively, the "Properties"), or any officer of either Company or any of the Subsidiaries that, if determined adversely to either Company or any Subsidiary, any Property, including any property underlying indebtedness held by either Company and any of the Subsidiaries, or any such officer or trust manager, would reasonably be expected to (A) result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise or (B) materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Adjustment Agreement. There is no pending legal or governmental proceeding to which either Company or any Subsidiary is a party or of which any of their respective properties or assets or any property, including any property underlying indebtedness held by either Company or any of the Subsidiaries, is the subject, including ordinary routine litigation incidental to the business, that is, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise.

     4.9. Properties. (A) Each Company and the Subsidiaries, as the case may be, has good and marketable title to all the properties and assets reflected as owned by such entities in the Most Recent Financial Statements, and good and marketable title to the improvements, if any, thereon and all other assets that are required for the effective operation of such real property in the manner in which they currently are operated; subject to no lien, mortgage, pledge, charge or encumbrance of any king except (i) those, if any reflected in the Most Recent Financial Statement, or (ii) those which would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or

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business prospects of or with respect to the Companies and the Subsidiaries considered as one enterprise, (B) the leases of any real property and buildings held under lease by either Company or any Subsidiary are in full force and effect, and such entity is not in default in respect of any of the terms or provisions of such leases and such entity has not received notice of the assertion of any claim by anyone adverse to such entity's rights as lessee under such leases, or affecting or questioning such entity's right to the continued possession or use of the real property and buildings held under such leases or of a default under such leases, in each case with such exceptions as would not have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Companies and the Subsidiaries considered as one enterprise; (C) none of the Companies or any of the Subsidiaries or any tenant of any of the Properties is in default under any of the leases pursuant to which any of the Companies or the Subsidiaries, as lessor, leases its Property (and neither of the Companies knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Companies and the Subsidiaries considered as one enterprise; (D) no person has an option or right of first refusal to purchase all or part of any Property or any interest therein, other than such options or rights of first refusal which would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Companies and the Subsidiaries, considered as one enterprise; (E) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the, aggregate have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise; and (F) neither the Companies has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, including any property underlying indebtedness held by either Company or any of the Subsidiaries, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise.

     4.10. REIT Qualification. The REIT qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the Code"), with respect to its taxable years ended December 31, 1995, December 31, 1996 and December 31, 1997, and is organized in conformity with the requirements for qualification as a real estate investment trust, and its manner of operation has enabled it to meet the requirements for qualification as a real estate investment trust as of the date hereof, and its proposed manner of operation will enable it to meet the requirements for qualification as a real estate investment trust in the future.


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     4.11. No Material Change. Since the date of the Most Recent Financial
Statements, and except as otherwise disclosed in the Companies' SEC Filings as of the Closing Date, (i) no material casualty loss or material condemnation or other material adverse event with respect to any Property or any of the Subsidiaries, has occurred that is material to the Companies and the Subsidiaries considered as one enterprise; (ii) none of the Companies, or the Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iii) there has not been any change in the capital stock of either Company or the Subsidiaries (other than the sale of the Purchase Shares hereunder or those reserved for issuance pursuant to the Adjustment Agreement, issuances pursuant to the incentive compensation plans of the Companies), or any increase in the indebtedness of either Company or the Subsidiaries that is material to such entities, considered as one enterprise;
(iv) and except for regular quarterly dividends or distributions on the REIT Shares or the OPCO Shares, there has been no dividend or distribution of any kind declared, paid or made by either Company; and (v) there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

     4.12. Intellectual Property. None of the Companies or the Subsidiaries is required to own or possess trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations, which it does not already own or possess to conduct its businesses as now conducted; and neither Company has knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and has not received any notice that any claim has been made against the Companies regarding trademark, trade name, patent, copyright, license, trade secrets or other infringement.

     4.13. Compliance. Neither Company has been advised, or has reason to believe, that either Company or any Subsidiary is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not materially adversely affect the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries, considered as one enterprise.

     4.14. Taxes. The Companies and the Subsidiaries have filed all material federal, state and foreign income and franchise tax returns which have been required to be filed and has paid or accrued all taxes shown as due thereon (except for those taxes which are being contested in good faith through appropriate proceeding, for which adequate reserves have been established and as to which the Merrill Lynch Parties have been notified in writing by the Companies), and the Companies have no knowledge of any tax deficiency which has been or might be asserted or threatened against the Companies and the Subsidiaries which could materially adversely affect the business condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries, considered as one enterprise.

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     4.15. Transfer Taxes. On the Closing Date, all stock transfer or other taxes, if any (other than income taxes) which are required to be paid in connection with the sale and transfer of the Purchase Shares to be sold to MLI hereunder will be, or will have been, fully paid or provided for by the Companies and all laws imposing such taxes will be or will have been fully complied with.

     4.16. Investment Company. None of the Companies or any Subsidiary is required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     4.17. Additional Information. The Companies represent and warrant that the information contained in the following documents, which the Companies have furnished to the Merrill Lynch Parties, or will furnish or make available upon request prior to the Closing, is true and correct in all material respects as of their respective filing dates:

          (a) Joint Annual Report on Form 10-K for the year ended December 31, 1996, which Joint Annual Report includes the Companies' most recently available audited financial statements together with the report thereon of the independent certified public accountants (the "Most Recent Financial Statements"),

          (b) Joint Quarterly Reports on Form 10-Q, as amended if applicable, for the quarters ended Much 31, 1997, June 30, 1997 and September 30, 1997;

          (c) the Companies' proxy statements on Form 14A relating to (i) the most recent Annual Meetings of the REIT's Shareholders and the OPCO's Shareholders and (ii) any Special Meetings of the REIT's Shareholders and the OPCO's Shareholders which occurred during the 12 month period prior to the date hereof or for which a meeting date has been fixed and a proxy statement distributed;

          (d) all other documents, if any, filed by or with respect to the REIT and the OPCO with the Commission since January 1, 1997 pursuant to Section 13, 15(d) or 16(a) of the Exchange Act; and

          (e) a covenant compliance certification stating that none of the REIT, the OPCO or the Subsidiaries are in default under any of their respective credit agreements or other financing arrangements.

     4.18. Legal Opinion. At or prior to the Closing, counsel to the Companies will deliver their legal opinions dated the Closing Date to the Merrill Lynch Parties in substantially the form of Exhibit A hereto.



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     4.19. ERISA. The Companies and the Subsidiaries are in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA"), except for such failures to comply as would not singly or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Companies and the Subsidiaries, considered as one enterprise. Neither a Reportable Event (as defined under ERISA) nor a Prohibited Transaction (as defined under ERISA) has occurred with respect to any Plan (as defined below) of the Companies and/or their respective affiliates; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five years; to the Companies' knowledge, no circumstance exists which constitutes grounds under Section 402 of ERISA entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; the Companies and their affiliates have not completely or partially withdrawn under Section 4201 or 4202 of ERISA from any Multiemployer Plan (as defined therein); the Companies and their affiliates have met the minimum funding requirements of Section 412 of the Code and Section 302 of ERISA with respect to each Plan and there is no unfunded current liability (as defined below) with respect to any Plan; the Companies and their affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA); no part of the funds to be used by the Companies in satisfaction of their obligations under this Purchase Agreement or the Adjustment Agreement constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4957(e)(I) of the Code, as interpreted by the Internal Revenue Service and the U.S. Department of Labor in rules, regulations, releases and bulletins or as interpreted under applicable case law. As used below, "Plan" means an "employee benefit plan" or "plan" as described in Section 3(3) of ERISA; and "unfunded current liability" has the meaning provided in Section 302(d)(8)(A) of ERISA.

     4.20. Environmental Protection. Except as otherwise disclosed in the Companies' SEC Filings and except for such exceptions as would not have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries considered as one enterprise, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below); (B) none of the Companies or any Subsidiary has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and to the Companies' knowledge, no condition exists on, in, under or adjacent to any Property that is reasonably likely to result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) none of the Companies or any Subsidiary intends to use their respective properties or assets or any other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with a Hazardous Substance, except for materials utilized in the ordinary course of business of the properties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Law; (D) none of the Companies or any Subsidiary has received any notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) none of the Companies or any Subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law; (F) no Property is included or, to the knowledge of the Companies, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Companies, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law and (G) to the Companies' knowledge, there are no underground storage tanks located on or in any Property.

     As used herein, "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401 et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801 et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean with respect to any Property, any mortgage, deed of trust, pledge, security interest, lion, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

     4.21. Solvency. Immediately following (i) the execution of this Purchase Agreement and the Adjustment Agreement, (ii) the purchase of the Purchase Shares pursuant hereto and (iii) the completion of any other transaction contemplated by this Purchase Agreement and the Adjustment Agreement, each of the Companies will be solvent and able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is to engage, and will have assets which will have a present fair market valuation greater than the amount of all of its liabilities. This Purchase Agreement and the Adjustment Agreement have been executed and delivered by the Companies in good faith and in exchange for reasonably equivalent value. Neither of the Companies intends to incur debts beyond its ability to pay them as they become due. Each of the Companies' assets and capital are now, and are expected in the future to be, sufficient to pay the Companies' ongoing expenses as they are incurred and to discharge all of the Companies' liabilities in the event that the business of the Companies is required to be liquidated. The Companies have not entered into this Purchase Agreement or the Adjustment Agreement or any transaction contemplated hereby or thereby with an intent to hinder, delay or defraud creditors of any persons or entity.

     4.22. Certificate. At or prior to the Closing, each Company shall deliver an officer's certificate to be dated the Closing Date in form and substance satisfactory to the Merrill Lynch Parties to the effect that (i) the representations and warranties of the Companies set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (ii) the Companies have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on their respective part to be performed or satisfied on or prior to such Closing Date, (iii) none of the issued shares of capital stock of each of the Companies was issued in violation of any preemptive rights of any security holder of the Companies, (iv) except as set forth on a scheduled attached to such certificate, all of the issued and outstanding capital stock of each Subsidiary is owned by the Companies, direction or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim and (v) non of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary.

     4.23. Financial Statements. The Most Recent Financial Statements (including the notes thereto) present fairly in all material respects the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Most Recent Financial Statements, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules included in the Companies' SEC Filings fairly present in all material respects the information required to be stated therein. The financial information and data included in the Companies' SEC Filings present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Companies' SEC Filings and the books and records of the respective entities presented therein. The pro forma financial information included in the Companies' SEC Filings has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act and other 1933 Act Regulations and American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly in all material respects the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified. Other than the historical and pro forma financial statements (and schedule) included therein, no other historical or pro forma financial statements (or schedules) are required to be included in the Companies' SEC Filings. Except as reflected or disclosed in the financial statements included in the Companies' SEC Filings, none of the Companies or any of the Subsidiaries is subject to any material indebtedness, obligation, or liability, contingent or otherwise.

     4.24. Labor Disputes. No labor dispute with the employees of the Companies Or any Subsidiary exists or, to the knowledge of the Companies is imminent.

     4.25. Regulation M. None of the Companies, the Subsidiaries nor, to the Companies' knowledge, any of their trust managers, directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a material violation of Regulation M under the Exchange Act, or designed to cause or result under the Exchange Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of either Company or facilitation of the sale or resale of the Shares.

     4.26. Regulation G. The Companies represent that the proceeds of the Purchase Shares will not be used by the Companies, whether immediate, incidental or ultimate, of buying or carrying a margin stock as such terms are defined in Regulation G by the Board of Governors of the Federal Reserve System.

     SECTION 5. Representations, Warranties and Covenants of Merrill Lynch or
MLI.

     5.1. Investment. The Merrill Lynch Parties represent and warrant to, and covenants with, the Companies that: (i) the Merrill Lynch Parties are knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Purchase Shares, including investments in securities issued by the Companies; (ii) MLI is acquiring the number of Purchase Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Purchase Shares or any arrangement or understanding with any other persons regarding the distribution of such Purchase Shares, (iii) neither Merrill Lynch Party will directly or indirectly, sell or otherwise dispose of (or solicit any offers to purchase or otherwise acquire) any of the Purchase Shares except in compliance with the Securities Act and any applicable state securities or blue sky laws; (iv) each Merrill Lynch Party has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Resale Registration Statement; (v) MLI has, in connection with its decision to purchase the number of Purchase Shares set forth in Section 2 above, relied solely upon the documents identified in Section 4.17, the information referred to in Section
7.7 and the representations and warranties of the Companies contained herein;
(vi) MLI has had access to such additional information, if any, concerning the Companies as it has considered necessary in connection with their investment decision to acquire the Purchase Shares; (vii) each of the Merrill Lynch Parties is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the Securities Act; and (viii) the Merrill Lynch Parties understand that until the appropriate Resale Registration Statement has been declared effective by the Commission, the Shares will contain a legend to the following effect:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANIES' COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     5.2. Resale. The Merrill Lynch Parties acknowledge and agree that they may not effect any sales of the Shares until after the Conversion Date. The Merrill Lynch Parties acknowledge and agree that in connection with any transfer of any Shares they will provide to the transfer agent prompt notice of any Shares sold Pursuant to a Resale Registration Statement or otherwise transferred in compliance with applicable federal and state securities laws. The Merrill Lynch Parties acknowledge that there may occasionally be times when, subject to the provisions of Section 7.2(a), the Companies must suspend the right of the Merrill Lynch Parties to effect sales of the Shares through the use of the Resale Prospectus (as defined below) forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Companies and declared effective by the Commission, or until such time as the Companies have filed an appropriate report with the Commission pursuant to the Exchange Act (each, a "Black-out Period"); provided that no Black-out Period shall exceed 90 consecutive days. The Merrill Lynch Parties hereby covenant that they will not effect sales of any Shares pursuant to said Resale Prospectus during the period commencing at the time at which the Companies give the Merrill Lynch Parties written notice (which such notice shall have been given by the Companies as promptly as practicable) of the suspension of the use of said Resale Prospectus and ending at the time the Companies give the Merrill Lynch Parties written notice that the Merrill Lynch Parties may thereafter effect sales pursuant to said Resale Prospectus. The Merrill Lynch Parties further covenant to notify the Companies promptly of the sale of all of the Shares.

     5.3. Due Execution, Delivery and Performance of this Agreement. The Merrill Lynch Parties further represent and warrant to, and covenant with, the Companies that (i) each Merrill Lynch Party has full right, power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Merrill Lynch Parties enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that the enforcement of the indemnification agreements in Section 7.5 hereof may be limited by public policy.

     5.4. Residence of Merrill Lynch. Merrill Lynch is organized in the State of Delaware and has its principal place of business in the State of New York.

     5.5. Certain Tax Considerations. MLI represents and warrants that it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the 1975 United States-United Kingdom Income Tax Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the United States.

     SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Purchase Agreement, all covenants, agreements, representations and warranties made by the Companies and the Merrill Lynch Parties herein shall survive the execution of this Purchase Agreement, the Adjustment Agreement, the delivery to Merrill Lynch of the Purchased Shares being purchased and the payment therefor and the consummation of any other transactions contemplated hereby or thereby.

     SECTION 7. Registration of the Shares; Compliance with the Securities Act.

     7.1. Registration Procedures and Expenses. The Companies shall:

     (a) prepare and file with the Commission a Resale Registration Statement (as defined below) covering the resale by the Merrill Lynch Parties, from time to time, of a number of Shares equal to the number of Purchase Shares in any of the manners specified in the Adjustment Agreement (the "Initial Resale Registration Statement") and use its best efforts to obtain effectiveness of the Initial Resale Registration Statement by the fifth Business Day (as defined in the Adjustment Agreement) following the Conversion Date. If the total number of Shares exceeds the number of Shares covered by the Initial Resale Registration Statement, then the Companies shall promptly prepare and file with the Commission such additional Resale Registration Statement or Statements as shall be necessary to cover the resale by the Merrill Lynch Parties of such excess Shares in the same manner as contemplated by the Initial Registration Statement for the Shares covered thereby (each, an "Additional Resale Registration Statement"); provided that prior to issuing any such excess Shares to the Merrill Lynch Parties, the Companies shall cause such Resale Registration Statement to have become effective. For purposes of this Purchase Agreement, "Resale Registration Statement" means the Initial Resale Registration Statement, any Additional Resale Registration Statement or any other registration statement under the Securities Act on Form S-3 covering the resale by the Merrill Lynch Parties of up to a specified number of Shares, filed and maintained continuously effective by the Companies pursuant to the provisions of this Section 7, including the prospectus contained therein (the "Resale Prospectus"), any amendments and supplements to such registration statement, including all post-effective amendments thereto, and all exhibits and all material incorporated by reference into such registration statement;

     (b) use its commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of such Resale

          Registration Statement or Resale Prospectus or suspending the qualification (or exemption from qualification) of any of the Shares in any jurisdiction;

     (c) prepare and file with the Commission such amendments and supplements to each Resale Registration Statement and the Resale Prospectus as may be reasonably requested by the Merrill Lynch Parties in order to accomplish the public resale or other disposition of any Shares in accordance with the terms of the Adjustment Agreement, or as may be necessary to keep such Resale Registration Statement effective until the date on which either (i) the Shares covered thereby have been sold by or on behalf of the Merrill Lynch Parties or (ii) the Merrill Lynch Parties have advised the Companies that they no longer require that such Resale Registration Statement remain effective;

     (d) furnish to the Merrill Lynch Parties with respect to the Shares registered under any Resale Registration Statement such reasonable number of copies of Resale Prospectuses, including any supplements and amendments thereto, in order to facilitate the public sale or other disposition of all or any of the Shares by the Merrill Lynch Parties;

     (e) in order to facilitate the public sale or other disposition of all or any of the Shares by the Merrill Lynch Parties, furnish to the Merrill Lynch Parties with respect to the Shares registered under any Resale Registration Statement, in connection with any such public sale or other disposition, an opinion of counsel to the Companies covering the matters set forth on Exhibit B-1 and B-2 hereto and such other documents as the Merrill Lynch Parties may reasonably request (including a comfort letter from the Companies' independent certified public accountants and a certificate of bring down of representations and warranties in connection with sale of Shares under the Resale Registration Statement) (collectively, the "Resale Closing Documents")
          (i) upon the effectiveness of the Initial Resale Registration Statement, (ii) quarterly beginning promptly after the Companies' filing of the Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1997 in the case of any continuous offering of Shares under any Resale Registration Statement, and (iii) in the event the public sale or other disposition of the Shares is effected through an underwritten offering or a block trade, as of the date of the closing of any sale of such

          Shares or date of pricing with respect to the sale of such Shares, as applicable upon prior notice from the Merrill Lynch Parties to the Companies as to which date applies; provided, however, that the Companies shall not be required to deliver any Resale Closing Documents in the event that the aggregate offering price of any Shares offered in an underwritten offering or a block trade is less than $20,000,000, unless as of the date of any such underwritten offering or block sale, the Companies have not made any previous delivery of Resale Closing Documents to the Merrill Lynch Parties in connection with any other public sale or other disposition of the Shares;

     (f) use its best efforts to prevent the happening of any event that would cause any such Resale Registration Statement to contain a material misstatement or omission or to be not effective and continuously useable for resale of the Shares during the period that such Resale Registration Statement is required to be effective and useable;

     (g) file documents required of the Companies for normal blue sky clearance in states specified in writing by the Merrill Lynch Parties, provided, however, that the Companies shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

     (h) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and Section 7.2(a) and the registration of the Shares pursuant to each Resale Registration Statement, which expenses shall not include brokerage or underwriting commissions and taxes of any kind (including without limitations, transfer bonuses) with respect to any disposition, sale or transfer of Shares sold by the Merrill Lynch Parties and for any legal, accounting and other expenses incurred by the Merrill Lynch Parties which expenses shall be borne by the Merrill Lynch Parties; and

     (i) promptly file any necessary listing applications or amendments to existing listing applications to cause any Shares registered under any Resale Registration Statement to be listed or admitted to trading, on or prior to the effectiveness of any Resale Registration Statement, on the New York Stock Exchange or any national stock exchange or automated quotation system on which the Paired Shares are then listed or traded.

     7.2. Covenants in Connection With Registration.

     (a) The Companies hereby covenant with the Merrill Lynch Parties that (i) the Companies shall not file any Resale Registration Statement or Resale Prospectus or any amendment or supplement thereto, unless a copy thereof shall have been first submitted to the Merrill Lynch Parties and the Merrill Lynch Parties did not object thereto in good faith (provided that if the Merrill Lynch Parties do not object within two business days of receiving any such material, there shall be deemed to have been no objection thereto); (ii) the Companies shall immediately notify the Merrill Lynch Parties of the issuance by the Commission of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation of any proceedings for such purpose;
(iii) the Companies shall make every reasonable effort to promptly obtain the withdrawal of any order suspending the effectiveness of such Resale Registration Statement at the earliest possible moment; (iv) the Companies shall immediately notify the Merrill Lynch Parties of the receipt of any notification with respect to the suspension of the qualification of the Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) the Companies shall immediately notify the Merrill Lynch Parties in writing of the happening of any event or the failure of any event to occur or the existence of any fact or otherwise which results in any Resale Registration Statement, any amendment or post-effective amendment thereto, the Resale Prospectus, any prospectus supplement, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be, stated therein or necessary to make the statements therein not misleading and promptly shall prepare, file with the Commission and promptly furnish to the Merrill Lynch Parties a reasonable number of copies of a supplement or post-effective amendment to such Resale Registration Statement or the Resale Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, the Resale Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

     (b) The Merrill Lynch Parties shall cooperate with the Companies in connection with the preparation of the Resale Registration Statement and shall furnish to the Companies, in a timely manner, all information in their possession or reasonably obtainable by them and necessary for inclusion in the Resale Registration Statement (including, without limitation, information relating to the ownership by each of them of Paired Shares and the plan of distribution).

     (c) The Merrill Lynch Parties shall notify the Companies at least two business days prior to the earlier of the date on which they intend to commence effecting any resales of Shares under a Resale Registration Statement or the date of pricing with respect to the public sale or other disposition of any Shares under a Resale Registration Statement effected through an underwritten offering or block trade and if the Companies do not, within such two day period, advise the Merrill Lynch Parties of the existence of any facts of the type referred to in Section 7.2(a) above, then the Companies shall be deemed to have certified and represented to the Merrill Lynch Parties that no such facts then exist and the Merrill Lynch Parties may rely on such certificate and representations in making such sales. The preceding sentence shall in no way limit the Companies' obligations under Section 7.2(a) above.

     (d) the Companies shall cooperate with the Merrill Lynch Parties to facilitate the timely preparation mid delivery of certificates representing the Shares to be sold under the Resale Registration Statements and not bearing any restrictive legends and in such denominations and registered in such names as the Merrill Lynch Parties may reasonably request at least one Business Day prior to the closing of any sale of the Shares.

     (e) If the Companies notify the Merrill Lynch Parties that the Companies wish the Merrill Lynch Parties to effect an underwritten offering or block trade of Shares, (i) the Merrill Lynch Parties shall have the right to select the managing underwriters or the executing dealer, as the case may be, who shall be subject to the approval of the Companies, which approval shall not be unreasonably withheld (it being understood that Merrill Lynch is, in any event, reasonably acceptable to the Companies for this purpose) and (ii) the Companies shall (A) enter into written agreements (including underwriting agreements) as are customary in underwritten offerings or block trades, as the case may be; (B) obtain an opinion of counsel to the Companies and other entities reasonably requested by the underwriters or the executing dealer, as the case may be, and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters or the executing dealer, as the case may be, and the Merrill Lynch Parties addressed to the underwriters or the executing dealer, as the case may be, and the Merrill Lynch Parties covering the matters customarily covered in opinions requested in underwritten offerings or block trades, as the case may be, and such other matters as may be reasonably requested by such underwriters or the executing dealer, as the case may be, and the Merrill Lynch Parties (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (C) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters or the executing dealer, as the case may be, and the Merrill Lynch Parties from the independent certified public accountants of the Companies (and, if necessary, other independent certified public accountants of any affiliate or Subsidiary of either of the Companies or of any business acquired by the Companies for which financial statements and financial data are, or are required to be, included in the Resale Registration Statement) addressed to each of the underwriters or the executing dealer, as the case may be, and, if permitted by applicable accounting rules and statements, the Merrill Lynch Parties, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings or block trades, as the case may be, and such other matters as may be reasonably requested by such underwriters or the executing dealer, as the case may be, in accordance with Statement on Auditing Standards No. 72; (D) ensure that any underwriting agreement contains indemnification provisions and procedures not less favorable than that included herein (or such other provisions and procedures acceptable to the Merrill Lynch Parties and the underwriters) with respect to all parties to be indemnified pursuant to said section (including, without limitation, the underwriters and the Merrill Lynch Parties); and (E) deliver such other documents as are customarily delivered in connection with closing of underwritten offerings or block trades, as the case may be.

     (f) The Companies will make reasonably available for inspection by the Merrill Lynch Parties, any underwriter, agent or broker-dealer participating in any disposition of Shares such information and corporate documents as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities for the purposes of applicable law, and cause the officers of the Companies and their "significant subsidiaries" (as that term is defined in Regulation S-X) to be available, upon request at least two business days in advance, to respond to questions relevant to such due diligence inquiries.

     (g) The parties hereby acknowledge and agree that the Companies may suspend the right of the Merrill Lynch Parties to effect sales of the Paired Shares through use of the prospectus forming a part of a Resale Registration Statement for a period of 90 days (or fewer if the Merrill Lynch Parties are notified to that effect by the Companies) in connection with a public offering or a sale pursuant to Rule 144A under the Securities Act (an "Offering") of Paired Shares (or shares of capital stock convertible into Paired Shares) by the Companies (a "Suspension Period"); provided that (i) there shall be no more than three Suspension Periods during any 12-month period, and (ii) the total number of days of all Suspension Periods during any 12-month period shall not exceed 120. The Merrill Lynch Parties hereby covenant that they will not sell any Paired Shares pursuant to said prospectus during a Suspension Period which shall commence at the time the Companies give the Merrill Lynch Parties written notice of such Suspension Period; provided further, that no Suspension Period shall be applicable or in any way restrict the Merrill Lynch Parties after the occurrence of the Maturity Date or a Price Decline Termination Event. The ability of the Companies to suspend the right of the Merrill Lynch Parties to effect sales of the Paired Shares pursuant to Section 7.2(g) shall not be, construed to limit the Companies' rights under Section 5.2.

     7.3. Extension of Required Effectiveness. In the event that the Companies shall give any notice required by Section 7.2(a)(v) hereof, the period during which the Companies are required to keep such Resale Registration Statement effective and useable shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Merrill Lynch Parties are advised in writing by the Companies that the use of the Resale Prospectus may be resumed.

     7.4. Transfer of Shares After Registration. The Merrill Lynch Parties agree that they will not effect any disposition of the Shares and MLI agrees that it will not effect any disposition of its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or blue sky laws expect as contemplated in each Resale Registration Statement referred to in Section 7.1 or except pursuant to any exemption from the registration requirements of the Securities Act (including, without limitation, Rule 144 promulgated thereunder and any successor thereto) and that it will promptly notify the Companies of any changes in the information set forth in any such Resale Registration Statement regarding the Merrill Lynch Parties or its plan of distribution.

    7.5. Indemnification. For the purpose of this Section 7.5 only, the term "Resale Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to any Resale Registration Statement referred to in Section 7.1.

     (a) Indemnification by the Companies. Each of the Companies agrees, jointly and severally, to indemnify and hold harmless the Merrill Lynch Parties and each person, if any, who controls the Merrill Lynch Parties within the meaning of
Section 15 of the Securities Act, and any director, officer, employee or affiliate thereof, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Resale Registration Statement (or any amendment thereto), including the information deemed to be part of any Resale Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any related Resale Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies shall not be required under this subsection (i) to indemnify the Merrill Lynch Parties with respect to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Companies by the Merrill Lynch Parties specifically for inclusion in any Resale Registration Statement or any related Resale Prospectus;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above, if such settlement is effective with the written consent of the Companies; and

          (iii) against any and all expense whatsoever (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under subsection (i) or (ii) above.

     (b) Indemnification by the Merrill Lynch Parties. The Merrill Lynch Patties agree to indemnify and hold harmless the Companies, and each person, if any, who controls the Companies within the meaning of Section 15 of the Securities Act, and any trust manager, director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7.5, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Resale Registration Statement (or any amendment thereto) or any related Resale Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Companies by the Merrill Lynch Patties specifically for inclusion in any Resale Registration Statement or any related Resale Prospectus.

     (c) Proceedings. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relive it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified parties and an indemnifying party, and such indemnified parties reasonably believe that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7.5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7.5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    (d) Contribution. If the indemnification provided for in this Section 7.5 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraph
(a), (b) or (c) of this Section 7.5 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies and the Merrill Lynch Parties from the purchase and sale of the Shares or (ii) if the allocation provided in clause (i) is not permitted by applicable law, in such proportion or as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies and the Merrill Lynch Parties in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Companies on the one hand and the Merrill Lynch Parties on the other shall be deemed to be in the same proportion as the amount paid by the Merrill Lynch Parties to the Companies pursuant to this Agreement and the Adjustment Agreement and the net proceeds retained by the Merrill Lynch Parties from the transactions contemplated by this Agreement and the Adjustment Agreement. The relative fault of the Companies and the Merrill Lynch Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Companies or by the Merrill Lynch Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.5 any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.5 with resect to notice of commencement of any action shall apply if a claim for contribution is to be made under this paragraph (c) provided, however, that no additional notice shall be required with respect to any action for which notice has been given under paragraph (c) for purposes of indemnification. The Companies and the Merrill Lynch Parties agree that it would not be just and equitable if contribution pursuant to this Section 7.5 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph (d). Notwithstanding the provisions of this Section 7.5, the Merrill Lynch Parties shall not be required to contribute any amount in excess of the amount by which the aggregate net proceeds retained by the Merrill Lynch Parties from the transactions contemplated hereby and by the Adjustment Agreement exceeds the amount of any damages that the Merrill Lynch Parties has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Relationship Between the REIT and OPCO. The obligations set forth in this Section 7.5 shall in no way limit the ability of the Companies to allocate liability between themselves.

     7.6. Information Available. So long as any Resale Registration Statement covering the resale of any shares owned by the Merrill Lynch Parties is effective, the Companies will furnish to the Merrill Lynch Parties:

     (a) as soon as practicable after available, one copy of (i) their Joint Annual Report to Shareholders, (ii) their Joint Annual Report on Form 10-K, (iii) their joint Quarterly Reports to Shareholders, (iv) their joint quarterly reports on Form 10-Q, (v) a full copy of the particular Resale Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits) and (iv) upon request, any or all other filings made with the Commission by the Companies; and

     (b) upon the reasonable request of the Merrill Lynch Parties, a reasonable number of copies of the Resale Prospectuses to supply to any other party requiring such Resale Prospectuses;

and the Companies, upon the reasonable request of the Merrill Lynch Parties, will meet with the Merrill Lynch Parties or a representative thereof at the Companies' headquarters to discuss all information relevant for disclosure in such Resale Registration Statement covering the Shares, subject to appropriate confidentiality limitations.

     7.7. Remedies. The Companies and the Merrill Lynch Parties acknowledge that there would be no adequate remedy at law if the Companies fail to perform any of their obligations under this Section 7, and accordingly agree that the Merrill Lynch Parties, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Companies under this Section 7, and the Companies hereby waive the defense that a remedy at law would be adequate.

     7.8. Notice Requirement. The REIT and the OPCO each covenants and agrees that it will notify the Merrill Lynch Parties at any time it becomes aware that as a result of a change in the REIT's and the OPCO's capital stock the Merrill Lynch Parties beneficially hold more than 4.9% of the REIT's and the OPCO's Paired Shares.

     SECTION 8. Broker's Fee. Other than any fees payable under or in connection with the Adjustment Agreement, each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale or issuance of the Shares to MLI.

     SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, by telegram or telecopy or sent by nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed or for telecopies, when transmitted and receipt confirmed, and shall be delivered as addressed as follows:

     (a)  if to the Companies, to:

          197 First Avenue, Suite 300
          Needham Heights, Massachusetts 02194
          Attention: Chief Financial Officer

     with copies so mailed to:

          Goodwin, Procter & Hoar LLP
          Exchange Place
          Boston, MA 02109
          Attention: Gilbert G. Menna, P.C.

          or to such other person at such other place as the Companies shall designate to Merrill Lynch in writing; and

     (b) if to Merrill Lynch or MLI, to:

          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York 10281-1305
          Attention: David Moran

     SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Companies and the Merrill Lynch parties.

     SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon (i) the successors of the Merrill Lynch Parties and (ii) any assignee or transferee of rights and obligations of the Merrill Lynch Parties pursuant to the Adjustment Agreement or this Agreement. A transferee of the Merrill Lynch Parties pursuant to the Adjustment Agreement or this Agreement, and any successor, assignee, or transferee, shall be held subject to all of the terms of this Agreement. Except as set forth in this
Section 13, neither the Companies nor the Merrill Lynch Parties may assign any of their respective rights, or delegate any of their respective duties under this Agreement.

     SECTION 14. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     SECTION 15. Transfer to Affiliate. Notwithstanding anything herein to the contrary, MLI may transfer the Purchase Shares to any affiliate of MLI, together with all of MLI's rights hereunder, provided that (i) such affiliate shall be an "accredited investor" within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, and (ii) such transfer shall be consistent with the investment representations set forth at Section 5.1 hereto. In the event of such an assignment such affiliate shall in all respects be substituted for MLI as a party hereto.

     SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                         MEDITRUST CORPORATION


                                         By:   /s/ MICHAEL S. BENJAMIN
                                             ------------------------------
                                              Name: Michael S. Benjamin, Esq.
                                              Title: Senior Vice President


                                         MEDITRUST OPERATING COMPANY


                                         By:   /s/ MICHAEL J. BOHNEN
                                             ------------------------------
                                              Name: Michael J. Bohnen
                                              Title: Secretary


                                         MERRILL LYNCH INTERNATIONAL


                                         By:   /s/ STEPHEN GUNDERSON
                                             ------------------------------
                                              Name: Stephen Gunderson
                                              Title: Vice President


                                         MERRILL LYNCH, PIERCE, FENNER &
                                         SMITH INCORPORATED


                                         By: /s/ GEORGE W. RHYNE
                                             ------------------------------
                                                  Name: George W. Rhyne
                                                  Title: Managing Director